VERUS INTERNATIONAL ACQUIRES UAE-BASED FRENCH FRY OPERATION

Gaithersburg, MD – September 3, 2019 – Verus International, Inc. (“Verus” or the “Company”) (OTCQB:VRUS) is pleased to announce that it has entered into an Asset Purchase Agreement to acquire the french fry operations (the “Acquired Assets”) of an established supplier operating in the Middle East. The consideration to be paid for the Acquired Assets will be equivalent to 2,000,000 United Arab Emirates Dirham ($544,477 USD) in cash, plus assumption of certain liabilities. The consummation of the acquisition is subject to customary closing conditions and is expected to close on or about September 6, 2019.

The Company expects the acquisition will begin contributing to revenue within 30 days through existing sales relationships and believes this acquisition will give it an established presence in an important frozen food category in its existing hotel, restaurant and similar markets. The french fries will be sold as branded products.

“This is not one of our previously-mentioned acquisition candidates, but is a strategic opportunity to take over an established product category being sold by a multi-line food company in transition,” explained Verus CEO Anshu Bhatnagar. “We knew this supplier well and their french fry products are sold to our target customer base, so this was the kind of strategic bolt-on that we think can accelerate our expansion plans in frozen food. This also aligns with our goal to concentrate on higher-margin, branded products in our traditional markets. French fries were high on our list of preferred growth initiatives, so the timing of this transaction is ideal. We hope to add more of these product-line acquisitions in the future, giving us additional sources of organic growth, along with a more varied product mix that can generate new business with existing customers.”

U.S. Operational Update

Our second production run of Major League Baseball (MLB) ice cream will target the same teams featured in our initial run, with additional supply expected to reach stores during September. We have already begun planning for the 2020 MLB season and are assembling a significantly expanded launch program for early in the coming year to capture maximum sales potential from Spring Training through the World Series.

Our candy roll out is on schedule and we hope the roll-out will double our footprint by the end of the 2019 baseball season. We believe that candy locations will expand at a much quicker rate than ice cream, due to the ease of stocking and lower cost per item. Retailer feedback on both the candy and ice cream product lines has been highly positive.

In addition to selected corporate commentary, interested investors are encouraged to monitor upcoming product announcements via the Company’s official Twitter feed @Verus_Foods.

About Verus International, Inc.

Verus International operates an international food subsidiary (Verus Foods) that sells branded consumer products to customers worldwide. The Company trades on the OTC market (OTCQB: VRUS). Investors can find real-time quotes and market information for the Company on www.otcmarkets.com. Additional information is also available at the Company website: www.verusfoods.com.

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements.  All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved.  Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly.  Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission.  Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:

MKR Group Inc.

Todd Kehrli or Mark Forney

vrus@mkr-group.com

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332